EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”) dated effective as of December 22, 2008, by and between Knovitech, Inc., a Delaware corporation (“Buyer”), and VIASPACE Inc., a Nevada corporation (“Seller”). Buyer and Seller are individually referred to as a “Party” or collectively as “the Parties” herein.

RECITALS

WHEREAS, Seller runs a business in software and hardware in the defense, homeland security, systems diagnostics and prognostics, sensor fusion, information and computational technology in the U.S. (the “Transferred Business”) and also owns fuel cell, battery, and test equipment businesses, and an interest in Ionfinity LLC,, and holds indirectly holds majority ownership in a BVI and China-based enterprise manufacturing copyrighted artwork sold and marketed in major U.S. retail stores and harvesting fast-growing grass for biotech and animal feed purposes.

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, a substantial amount of Seller’s assets (the “Assets”) in connection with the Transferred Business in exchange for the consideration described in Section 1 below;

WHEREAS, in connection with such transactions, Seller agrees to make certain additional representations and agreements with the Buyer as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises of the mutual agreements and covenants hereinafter set forth, Buyer and Seller (collectively, the “Parties”) agree as follows:

Section 1. Purchase of Assets.

1.1 Assets. Seller hereby sells, assigns, conveys and otherwise transfers (“Transfer”) to Buyer, and Buyer’s successors and assigns, all of the right, title and interest in and to the Assets held by Seller, which consist of the following described assets (collectively, the “Purchased Assets”):

(a) trade and assumed names (except for the trade name “VIASPACE” and Direct Methanol Fuel Cell Corporation “DMFCC” and “Ionfinity”);

(b) customer lists and customer orders received after Closing;

(c) Seller’s Licenses (as defined below) or other contractual arrangements for “SHINE”, an inference engine technology, and any related Licenses from JPL/Caltech for use of SHINE in one or more applications including but not limited to defense applications, homeland defense, maritime security, and diagnostics and prognostics, medical systems, manufacturing, plan management, telecommunications, etc.);

(d) Seller’s Licenses and Intellectual Property relating to the AIMS Perimeter Surveillance Radar solution (by DMT) (“AIMS Radar”) and also the deposit on the radar equipment;

(e) Seller’s Licenses and Intellectual Property relating to:

(i)	ViaChange technology;

(ii)	U-Hunter technology;

(iii)	MUDSS technology;

(f) all other Seller’s right, title and interest in any technology Licenses or other similar agreements expressly assumed by the Buyer and set forth in Schedule 1;

(g) Certain equipment owned by Seller consisting of (i) desktop and laptop computers used by Seller’s consultants or employees as described on Schedule 2 attached hereto and (ii) test and manufacturing equipment needed to carry on the business units acquired by the Buyer;

(h) all other intangible assets related to the assets set forth in subsections (a) through (h) listed above;

(i) all uniform resource locators (“URLs”) associated with the domain names of the Seller related, directly or indirectly, to the Purchased Assets as described in sub-sections (a) through (i) above, including, without limitation, any websites related to the Purchased Assets together with all content of such websites but excluding URLs and websites incorporating the trade name “VIASPACE”, or relating to DMFCC (as defined below);

(j) all right, title and interest of Seller in and to all Intellectual Property rights relating to such assets set forth in sub-sections (a) through (j) above, including without limitation all books, payment records; accounts; correspondence; production records; technical, accounting and procedural manuals; development and design data; and other useful business records utilized in the conduct of or relating to the Purchased Assets (collectively “Records”).

1.2 Excluded Assets. Notwithstanding anything contained in Section 1.1 to the contrary, Seller shall not Transfer to Purchaser, and Purchaser shall not accept the Transfer of, the following properties, assets and rights, all of which shall be retained by Seller (the “Excluded Assets”):

(a)	Seller’s rights under this Agreement;

(b) the Intellectual Properties, including trademark, logo, trade name and corporate name, URLs, websites relating to and incorporating the name “VIASPACE”, and Direct Methanol Fuel Cell Corporation , “DMFCC” and any modifications or derivations of any of the foregoing;

(c) Seller’s Equipment including without limitation, furniture, fixtures, computers and tenant improvements and computer servers, not otherwise described on Schedule 2 attached hereto; r;

(d) The energy businesses, including without limitation the humidity sensor, battery tester, and battery businesses and also Seller’s member interest in Ionfinity LLC, until after the option price of $400,000.00 is paid to Seller

(e) Seller’s Accounts Receivable for products or services arising out of transactions prior to closing;

(f) equity securities of, or any other rights, interests or privileges pertaining to any of Seller’s subsidiaries.

1.3 Closing. At the Closing, subject to the terms and conditions hereof, the Seller shall deliver to Buyer:

(a) an executed Bill of Sale in the form set forth as Exhibit A;

(b)	an Assignment and Assumption Agreement in the form set forth as Exhibit B; and

(c) and the Seller’s Secretary’s Certificate.

and the Buyer shall deliver to Seller:

(a)	an executed Assignment and Assumption Agreement in the form set forth as Exhibit B;

(b) and the Buyer’s Secretary’s Certificate.

1.4 Purchase Price Amount. The aggregate consideration to be paid by Buyer for the Assets (the “Purchase Price”) shall be $479,000:

(a) $200,000 which has already been paid by Buyer as a deposit upon executed of Term Sheets between Seller and Buyer;

(b) $250,000 payable by Buyer’s assumption of certain indebtedness of Seller as evidenced by that certain promissory note executed and delivered by Seller dated as of in the original principal amount of $250,000.00 plus accrued interest of $29,000 executed by Seller in favor of Rhino Steel Manufacturing Ltd. and subsequently acquired by SNK Capital Trust (“Rhino Note”). Buyer represents that the Rhino Note shall be deemed satisfied as of the Closing.

1.5 Liabilities. Buyer shall assume and agree to pay, honor and discharge when due, , (i)remaining amounts owed by Seller to DMT the supplier of the AIMS Radar (The radar assets in section 1.1(d) will not be transferred to Seller until the liability to DMT has been removed, Seller will retain all rights to the radar assets in section 1.1(d) if the liability has not been removed by December 31, 2008. , (“Assumed Liabilities”). Other than the Assumed Liabilities, Buyer shall not assume nor shall Buyer or any affiliate, or any officer, director, employee or stockholder of Buyer be deemed to assume, and none of the foregoing persons shall be liable for, any of the liabilities, obligations, litigation, disputes, debts, payables counterclaims, rights of set-off or return of Seller of any kind or nature, contingent or otherwise, known or unknown, direct or indirect, whether in existence on or prior to or after the date of Closing.

1.6 Definitions.

“Accounts Receivable” shall mean any and all accounts receivable, notes and other amounts receivable from third parties, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

“Equipment” shall mean all furniture, fixtures and all equipment.

“Intellectual Property” shall mean, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, franchises, licenses, databases, domain names, pages on the World Wide Web, computer programs and other computer software, including the software programs, server codes, database codes and HTML codes, if any, developed by Seller, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs, and all documentation and all media constituting, describing or relating to the foregoing including but not limited to recommended product features.

“License” shall mean any contract or agreement that grants a person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

Section 2. Representations and Warranties of Seller. Seller hereby represents and warrants to, and agrees with, Buyer as follows:

2.1 Existence and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all necessary power and authority to carry on its business as now being conducted and to own the Assets. The Company is duly qualified or duly licensed to transact business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary

2.2 Authorization and Validity of Agreement. Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized and approved by all necessary corporate action of Seller. This Agreement has been duly and validly executed and delivered by Seller and is a valid and binding obligation of Seller, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the organizational documents of Seller; (b) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Seller or by which the Assets may be bound; (c) except for any filings pursuant to applicable federal and states securities laws, require any filing by Seller with, or require Seller to obtain any permit, consent or approval of, or require Seller to give any notice to, any governmental or regulatory body, agency or authority or any other person..

2.4 Intellectual Property. To Seller’s knowledge, Seller has sufficient legal rights of ownership, license or otherwise to all patents, copyrights, trade secrets, information and proprietary rights and processes (collectively, the “Intellectual Property”) which comprise the Assets, without any conflict with or infringement of the rights of others, including, but not limited to, all parties with whom Seller has previously entered into contracts relating to the sale or license by or to Seller of any Intellectual Property. There are no outstanding options, licenses, or agreements of any kind relating to any of the Assets, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Seller has not received any communications alleging that Seller has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Seller is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Seller. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated herein, shall conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

Section 3. Representations and Warranties of Buyer. Buyer hereby represents, warrants and agrees as follows:

3.1 Existence and Good Standing of Buyer; Power and Authority. Buyer is a corporation duly organized and validly existing under the laws of the state of incorporation. Buyer has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the articles of organization or by-laws or other comparable organizational documents or Buyer; (b) violate any statute, ordinance, rule, regulation, order, judgment or decree of any court or of any governmental or regulatory body, agency or authority applicable to Buyer or by which any of its properties or assets may be bound; (c) require any filing by Buyer with, or require Buyer to obtain any permit, consent or approval of, or require Buyer to give any notice to, any governmental or regulatory body, agency or authority or any other person.

3.3 Disclosure of Information. Buyer believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Assets. Buyer further represents that it has had an opportunity to ask questions and receive answers from Seller regarding the Assets and the Transferred Business of Seller.

Section 4. Covenants And Other Agreements.

4.1 Conduct of the Business. Seller covenants and agrees that, between the date hereof and the Closing, Seller shall conduct its business in the ordinary course and consistent with Seller’s past practice.

4.2 Option for Additional Purchase of Assets Seller grants Buyer an option to purchase the humidity sensor, battery tester, and battery businesses and VIASPACE’s share in Ionfinity LLC for a cash purchase price of $400,000 This option expires on April 18, 2009. If VIASPACE receives an offer for one or more of these businesses during the option period, Buyer must either purchase the business unit at the higher of the offered price, or exercise the entire option for $400,000 within seven days of written notification by Seller. At Buyer’s request, the following are components of the $400,000- humidity sensor $175,000, battery tester $75,000, battery business $50,000, and Ionfinity $100,000. The option requires purchase of all these business units together. These prices do not reflect sales or offering prices for the individual business units.

4.4 Employment And Sublease of Space. Buyer wishes to retain certain VIASPACE consultants and employees for the purpose of assisting Buyer with efforts to commercialize the Assets. Buyer will sublease space from VIASPACE on a month-to-month basis for a minimum of $2,000 per month. At closing, buyer will provide VIASPACE with $4,000 to cover the first two months of the sublease. Buyer will prepay these expenses in the future on a monthly basis. Buyer will enter into an employment agreement with Amjad Abdallat..

4.5 Bulk Sales Law. Buyer waives compliance with any applicable bulk sales laws, if any.

Section 5. Export Controls.

5.1 Export Control Laws. Each of Buyer and Seller (generically, a “Party”) agrees that each shall comply with the export control laws of the United States as applicable to this Agreement, including, without limitation, the transfer of technologies and commodities (hereinafter collectively called “items”) pursuant to the terms of this Agreement. In the event that one Party shall transfer items to the other Party, the transferring Party shall determine if the transfer is subject to export controls. If so, the transferring Party shall comply with all domestic requirements to assure the lawful export of the items, and shall advise the receiving Party of the provision of the export control lists, which controls the transfer. The transferring Party shall provide the other Party with the classification numbers according to the export control lists, if controlled.

5.2 No Military Weapons Purposes. During and after the term of this Agreement, Buyer shall not use any hardware, software or any other information received from Seller under this Agreement for “Military Weapons Purposes” (as defined below). For the purpose of this Section 5.2, “Military Purposes” means the design, development, manufacture or use of any weapons, including without limitation, nuclear weapons, biological weapons, chemical weapons and missiles and land mines.

5.3 No Business with Countries subject to UN Sanctions. During and after the term of this Agreement, Buyer shall not render services or sell products to any customers in any country designated as “Countries against which sanctions should be taken” by certain resolution of the Security Council of the United Nations as long as such resolutions remain valid.

5.4 Liability for Breach. Should Buyer fail to comply with any of the obligations set forth in this Section 5, Buyer shall indemnify and hold harmless the Seller from any and all penalties, fines, expenses or damages which might arise as a result of such a failure.

Section 6. Conditions To Buyer’s Obligations. The obligation of Buyer to purchase the Assets is subject to the fulfillment to its satisfaction of the following conditions:

6.1 Representations and Warranties Correct. The representations and warranties made by Seller shall be true and correct when made and as of the Closing.

6.2 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred, in the opinion of Buyer, any material adverse change in the condition of the Assets (“Material Adverse Change”), and no change in the business or operations in which such Assets are used.

6.3 Performance of Obligations. Seller shall have obtained all necessary consents and performed all obligations and conditions required herein to be performed on the date thereof.

6.4 Seller’s Secretary’s Certificate. Buyer shall have received a true and complete copy, certified by the Secretary of Seller, of the resolutions duly and validly adopted by each of the Board of Directors, evidencing their authorization of the execution and delivery of this Agreement to which Seller is a party and the consummation of the transactions contemplated hereby and thereby.

6.5 Assignment and Assumption Agreement. Seller shall have executed and delivered the Assignment and Assumption Agreement.

6.6 Bill of Sale. Seller shall have executed and delivered the Bill of Sale.

6.7 Third Party Consents. Seller shall have obtained all required approvals of licensors of licenses to be assigned from Seller to Buyer.

Section 7. Conditions To Seller’s Obligations. The obligation of Seller to sell the Assets is subject to the fulfillment to its satisfaction of the following conditions:

7.1 Representations and Warranties Correct. The representations and warranties made by Buyer shall be true and correct when made and as of the Closing.

7.2 Payments: Buyer has received from Seller $33,000 by wire transfer for Caltech’s intellectual property fees and for two month’s rent of VIASPACE office and laboratory space,.

7.3 Assignment of $250,000 Promissory Note. SNK Capital Trust shall have executed and delivered the Assignment of the Rhino Note to VIASPACE.

7.3 Buyer’s Secretary’s Certificate. Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Buyer, of the resolutions duly and validly adopted by the Board of Directors of Buyer evidencing its authorization of the execution and delivery of this Agreement to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby.

7.4 Performance of Obligations. Buyer shall have obtained all necessary consents and performed all obligations and conditions required herein to be performed on the date thereof.

7.5 Assignment and Assumption Agreement. Buyer shall have executed and delivered the Assignment and Assumption Agreement.

Section 8. Closing. The purchase and sale of Assets shall take place at the office of Richardson & Patel LLP at 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024 on December 18, 2008 or on such other date as the Buyer and Seller mutually agree upon in writing or orally (the “Closing”).

Section 9. Indemnification.

9.1 Survival of Representations and Warranties. Buyer and Seller agree that except in the case of actual fraud, the representations and warranties made by Buyer and Seller respectfully, will expire with respect to any claim not made on or before the first anniversary of the Closing, except for representations and warranties relating to undisclosed tax matters, which will continue in full force and effect until the expiration of the relevant periods for assessment of tax under applicable tax laws. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

9.2 Indemnification by Seller.

(a) Indemnifiable Losses. Subject to Section 9.2(b) and (c) below, the Buyer and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Seller, jointly and severally, for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (a “Loss”), arising out of or resulting from the following:

(i)	the breach of any representation or warranty made by Seller contained in the Agreement;

(ii)	the breach of any covenant or agreement by Seller contained in the Agreement;

(iii)	any and all Losses suffered or incurred by Buyer by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Seller occurring or existing prior to the Closing; and,

(iv)	all liabilities of Seller other than the Assumed Liabilities, none of which shall be assumed by Buyer.

(b) Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from Seller arising out of or resulting from the causes enumerated in Section 9.2(a) shall be an amount equal to the Purchase Price actually received by Seller.

9.3 Indemnification by Buyer.

(a) Subject to Section 9.3(b) below, the Seller and its affiliates, officers, directors, employees, agents successors and assigns shall be indemnified and held harmless by Buyer, jointly and severally, for Loss, arising out of or resulting from the following:

(i) the breach of any representation or warranty made by Buyer contained in the Agreement; and

(ii) the breach of any covenant or agreement by Buyer contained in the Agreement.

(iii) any and all Losses suffered or incurred by Seller by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Buyer occurring or existing prior to the Closing.

(b) Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from Buyer arising out of or resulting from the causes enumerated in Section 9.3(a) shall be an amount equal to the Purchase Price actually received by Seller.

9.4 Indemnification Procedures.

(a) For purposes of this Section 9.4, “Indemnified Party” shall mean Buyer or Seller, as the case may be, and its respective affiliates, officers, directors, employees, agents, successors and assigns, and “Indemnifying Party” shall mean Buyer or Seller, as the case may be, when indemnifying Seller or Buyer, as the case may be and its respective affiliates, officers, directors, employees, agents, successors and assigns.

(b) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, a brief description of the facts upon which such claim is based and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

(c) The obligations and liabilities of the Indemnifying Party under this Section 9 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 9 (individually, a “Third Party Claim” or collectively “Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 9 except to the extent the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party which consent may not be unreasonably withheld or delayed. No such Third Party Claim may be settled for monetary damages by the Indemnified Party without the prior written consent of the Indemnifying Party which consent may not be unreasonably withheld or delayed.

(c) To the extent that the Indemnifying Parties’ undertakings set forth in this Section 9 may be unenforceable, the Indemnifying Parties shall be obligated, jointly and severally, to contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Indemnified Parties.

9.5 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE. THE INDEMNIFICATION PROVISIONS IN THIS SECTION SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION (PROVIDED THAT ANY CONTRIBUTORY OR COMPARATIVE NEGLIGENCE SHALL OFFSET ANY INDEMNIFICATION AMOUNTS OWED TO THE INDEMNIFIED PARTY FROM THE INDEMNIFYING PARTY) OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

9.6 No Claims as Officer or Director. Each party hereby agrees that such party (“Defending Party”) will not make any claim for indemnification or right of contribution against the other party (“Claiming Party”) by reason of the fact that any employee or other Affiliate of Defending Party was a director, officer, employee or agent of the Defending Party or was serving at the request of the Defending Party as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by (i) Claiming Party, or (ii) a third party against Defending Party for which Claiming Party may seek indemnification against Defending Party (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable Law, or otherwise).

9.7 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no Party shall, in any event, be liable for any consequential, incidental, indirect, special or punitive damages relating to the breach or alleged breach hereof.

Section 10. Miscellaneous.

10.1 Survival; Entire Agreement; Successors and Assigns; Counterparts; Headings. The respective representations and warranties of Seller and Buyer contained in this Agreement, or in any Exhibit or Schedule delivered pursuant hereto shall not survive the date of the Closing. This Agreement (including the Exhibits and Schedules hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

10.2 Modification. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

10.3 Transfer Taxes; Governing Law; Severability; Venue(a) . Seller shall be responsible for and pay and indemnify and hold harmless Buyer for, any and all applicable United States sales, transfer, use, and other taxes and fees that may become due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Assets, whether levied on Buyer or Seller. This Agreement shall be governed by and construed in accordance with the laws of California. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall remain in full force and effect. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the Parties in the courts of the State of Nevada, and each of the Parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world by first class certified mail, return receipt requested, postage prepaid to the address at which such Party is to receive notice in accordance with this Agreement.

10.4 Publicity. Except as otherwise required by applicable laws or regulations, neither Seller nor Buyer shall issue any press release or make any other public statement, in each case relating to or connected with of this Agreement or the matters contemplated hereby, without obtaining the prior approval of the other party hereto to the contents and the manner of presentation and publication thereof, which approval shall not be unreasonably withheld.

10.5 Confidentiality. Except as otherwise required by applicable laws or otherwise provided by the terms of this Agreement, Seller agrees to, and to cause any respective affiliates to, keep confidential all non-public information, without limitation, relating to the Assets.

10.6 Expenses. Other than as set forth herein, Buyer and Seller will each be responsible for its own expenses incurred in connection with the transactions contemplated hereby.

10.7 Preparation of Agreement. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transaction contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

10.8 Assurances. Each Party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement, whether before, concurrent with or after the consummation of the transactions contemplated hereby.

10.9 Specific Performance. Each of the Parties (“Breaching Party”) acknowledges and agrees that the other party (“Non-Breaching Party”) would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Breaching Party agrees that the Non-Breaching Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.3 above), in addition to any other remedy to which they may be entitled, at law or in equity.

10.10 Waiver; Remedies Cumulative. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be duly executed on its or his behalf as of the date above first written.

BUYER

Knovitech Inc.

By: Title:	/s/ Gaye Knowles Name: Gaye Knowles Its President

SELLER

VIASPACE Inc.

By:	/s/ Carl Kukkonen
Title:	Name: CEO	Carl Kukkonen

SCHEDULE 1

DESCRIPTION OF ASSUMED ASSETS

SHINE Related Technologies

Caltech Licenses

1.	SHINE World-Wide Exclusive Fields of use license 2006

2.	SHINE World-Wide Non-Exclusive license 2004

3.	KBE (Knowledge Base Editor March 2007)

4.	U-Hunter license

5.	MUDSS license

PATENTS

USPTO ID / Agency ID
#	Title	Country	Filing Date	Number
1	Detection of Objects of Interest Based on Differential Emissivity	USA	9/18/06	11/523,776

2	Threat Detection Based on Radiation Contrast	USA	10/16/07	11/873,276

3	Real-Time Improvised Explosive Device Detection Based on Differential Emissivity	USA	11/21/05	60/739,055

4	Automated Threat Detection System Based on Thermal Gradients and Edge Detection	USA	10/16/06	60/852,090

5	Explosive Device Detection Based on Differential Emissivity	USA	7/3/07	7,239,974

6	Detection of Objects of Interest Based on Differential Emissivity	USA	11/21/06	PCT/US2006/045355

7	Threat Detection Based on Radiation Contrast	USA	10/16/07	PCT/US2007/081551

EXHIBIT A

BILL OF SALE

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT